UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 26, 2006 (Filed September 29, 2006)

ZIX CORPORATION
(Exact name of registrant as specified in its charter)

Texas	0-17995	75-2216818

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2711 North Haskell Avenue
Suite 2200, LB 36
Dallas, Texas 75204-2960
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 370-2000
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
     On September 26, 2006, Zix Corporation (the “Company”) engaged Whitley Penn LLP (“Whitley Penn”) as its independent registered public accounting firm to audit the Company’s financial statements for the year ended December 31, 2006. On September 26, 2006, the Company also notified Deloitte & Touche LLP (“D&T”), its independent registered public accounting firm for the year ended December 31, 2004, and December 31, 2005, of its election to dismiss D&T as the Company’s independent registered public accounting firm. The foregoing was undertaken as a cost reduction effort by the Company and has been approved by the Audit Committee of the Company’s Board of Directors.
     The reports of D&T on the Company’s financial statements for the years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits of the Company’s financial statements for the years ended December 31, 2004 and 2005 and through September 26, 2006, (i) there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference to the subject matter of the disagreements in connection with its reports as described in Item 304 (a)(1)(iv) of the Securities and Exchange Commission’s (the “Commission”) Regulation S-K; and (ii) there were no reportable events as described in Item 304(a)(1)(v) of the Commission’s Regulation S-K.
     The Company has provided D&T with a copy of the foregoing disclosures and requested that D&T furnish it with a letter, addressed to the Commission, stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter, dated September 29, 2006, is attached hereto as Exhibit 16.1.
     During the years ended December 31, 2004 and 2005, and through September 26, 2006, Whitley Penn has not been engaged as an independent registered public accounting firm to audit either the financial statements of the Company or any of its subsidiaries, nor has the Company or anyone acting on its behalf consulted with Whitley Penn regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement or reportable event as set forth in Item 304(a)(2)(ii) of Regulation S-K. Whitley Penn has, however, been engaged to audit the Company’s Corporate Retirement Plan (401k Plan) for the year ended December 31, 2005 in connection with the Company’s annual reporting obligation under the Employment Retirement Income Security Act of 1974 (ERISA).
Item 8.01 Other Events.
     As first announced in September 2004 and as previously reported in the Company’s publicly filed reports with the Securities and Exchange Commission, several purported shareholder class action lawsuits, originally filed in September 2004, and as consolidated into one legal action, are pending in the U.S. District Court for the Northern District of Texas against the Company and certain officers and directors. The purported class action lawsuits seek unspecified monetary damages on behalf of purchasers of the Company’s common stock between

October 30, 2003 and May 4, 2004. The lawsuits do not allege that the Company’s publicly filed financial statements are false or misleading.
     As also previously reported, the Company filed a motion to dismiss the consolidated lawsuits pursuant to Rules 9(b) and 12(b)(6) of the Federal Rules of Civil Procedure and also pursuant to the Private Securities Litigation Reform Act. The U.S. District Court has denied the Company’s motion to dismiss the consolidated lawsuits. Accordingly, the consolidated lawsuits will proceed in due course unless otherwise resolved.
     The Company maintains insurance, subject to limitations set forth in the policies, which is intended to cover the costs of claims made against the defendants in these legal actions. The defense costs associated with these lawsuits are currently being paid by the Company’s insurance. As previously stated by the Company, the Company believes that the allegations are without merit and plans to continue to contest the actions vigorously.
     For further information regarding this litigation, refer to “Item 3. Legal Proceedings” of the Company’s 2005 Form 10-K filing and to “Item IA., Risk Factors” relating to pending litigation appearing in the Company’s 2005 10-K filing and the Company’s June 30, 2006 Form 10-Q filing.
Item 9.01. Financial Statements And Exhibits.
(c)	Exhibits.
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated September 29, 2006, regarding change in certifying accountant of Zix Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 29, 2006

ZIX CORPORATION
By:	/s/ Bradley C. Almond
Bradley C. Almond
Vice President, Finance and Administration, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit Number	Description

16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated September 29, 2006, regarding change in certifying accountant of Zix Corporation.